UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2021

Digital Development Partners, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52828	98-0521119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028

(Address of principal executive offices, including zip code)

(833) 223-4204

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 15, 2021, we completed our previously announced acquisition of distribution infrastructure assets for approximately 200 retail locations pursuant to an asset purchase agreement (the “APA”) with Raghorn Wholesale LLC, a Montana-based consumer goods distributor. The asset acquisition was made for total cash consideration of $200,000.

The sources of funds for the cash consideration paid to Raghorn were a third-party lender, SE Holdings, LLC, and our current Regulation A offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Securities Purchase Agreement between Registrant and EMA Financial, LLC.

10.2*	Asset Purchase Agreement between Big Sky American Dist., LLC, a subsidiary of Registrant, and Raghorn Wholesale, LLC.

_________________

* Incorporated herein by reference as indicated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

DIGITAL DEVELOPMENT PARTNERS, INC.

Date: February 22, 2021.	By:	/s/ Fabian G. Deneault
Fabian G. Deneault
President

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